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                                   EXHIBIT 8
                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
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[Letterhead of Sutherland Asbill & Brennan LLP]



                                 December 18, 2000


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

          Re:  Estate Enhancer Policy

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-6 registration statement for Legacy Builder Variable Life Separate Account (File No. 333-47644) (Estate Enhancer policy). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Sincerely,

                         SUTHERLAND ASBILL & BRENNAN LLP



                         By: /s/ Frederick R. Bellamy, Esq
                             ----------------------------------------
                                 Frederick R. Bellamy, Esq.